EXHIBIT 10.2

PERFORMANCE SHARES GRANT AGREEMENT

This Performance Shares Grant Agreement (this “Agreement”), dated February 24, 2015, is by and between 1347 Property Insurance Holdings, Inc., a Delaware corporation (the “Company”), and 1347 Advisors LLC, a Delaware limited liability company (“1347 Advisors”). Each of 1347 Advisors and the Company may be referred to individually as a “Party” and collectively as the “Parties”.

1.                  Grant. For good and valuable consideration, including but not limited to the consideration described in Section 2 hereof, the Company hereby agrees to grant 1347 Advisors an aggregate of 100,000 shares (the “Shares”) of common stock of the Company, par value $0.001 (the “Common Stock”), subject to the terms, conditions and restrictions set forth in this Agreement.

2.                  Consideration. In consideration for the Shares being granted under this Agreement, simultaneous with the execution hereof, 1347 Advisors is entering into the Agreement to Buyout and Release, dated as of the date hereof, by and between the Company and 1347 Advisors, pursuant to which 1347 Advisors will voluntarily terminate the Management Services Agreement, dated February 11, 2014, by and between the Company and 1347 Advisors.

3.                  Award Schedule. 1347 Advisors shall be eligible to receive the Shares at any time that the last sales price of the Common Stock on the NASDAQ or any other national exchange on which the Common Stock is traded equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period (the “Milestone”).

4.                  Dividends. If the Company shall pay a cash dividend on its Common Stock, 1347 Advisors shall not be entitled to any cash dividend equivalent payments in respect of or corresponding to any Shares which have not yet been granted to 1347 Advisors, provided, however, that 1347 Advisors’ right to any cash dividend equivalent payments shall begin as soon as the Milestone is achieved, whether or not the Shares are issued.

5.                  Changes in Common Stock. In the event of any change in the number and kind of outstanding shares of Common Stock by reason of any recapitalization, reorganization, merger, consolidation, stock dividend, stock split, reverse stock split, or any extraordinary distribution or extraordinary dividend to holders of Common Stock (whether paid in cash or otherwise), the Company shall make an appropriate adjustment in the number and terms of the Shares subject to this Agreement so that, after such adjustment, the Shares shall represent a right to receive the same consideration (or if such consideration is not available, other consideration of the same value) that 1347 Advisors would have received in connection with such recapitalization, reorganization, merger, consolidation, stock split, extraordinary distribution or extraordinary dividend if 1347 Advisors had owned on the applicable record date a number of shares of Common Stock equal to the number of Shares subject to this Agreement prior to such adjustment.

6.                  General Restrictions. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer the Shares as contemplated by this

Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Common Stock is listed for trading.

7.                  Issuance of Shares. Upon the achievement of the Milestone resulting in an award of the Shares hereunder, the Company shall, as soon as reasonably practicable (and no later than 5 business days following the date the Milestone was achieved), issue the Shares to 1347 Advisors.

8.                  Agreement to Comply with the Securities Act; Legend. 1347 Advisors agrees to comply in all respects with the provisions of this Section 8 and Section 9 and further agrees that 1347 Advisors shall not offer, sell or otherwise dispose of any Shares to be issued upon achievement of the Milestone except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). All Shares issued upon achievement of the Milestone (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

9.                  Restrictions Imposed by the Securities Act. The Shares shall not be transferred unless and until: (i) the Company has received the opinion of counsel for 1347 Advisors that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company or (ii) a registration statement or a post-effective amendment to the registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission and compliance with applicable state securities law has been established.

10.              Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware without giving effect to any choice of conflict law provision or rule (whether of the State of Delaware or any other jurisdiction).

11.              EACH PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES AND SUBSIDIARIES, TO THE FULLEST EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN

ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES ACKNOWLEDGE THIS WAIVER OF TRIAL BY JURY BY PLACING THEIR INITIALS HERE:

WAH	DNR
1347 Advisors	The Company

12.              Notices. All notices and other communications provided for in this Agreement shall be given in writing, addressed to the recipient Party as follows (or at such other address that shall be specified in a notice given in accordance with this Section 12):

If to 1347 Advisors:	1347 Advisors LLC
150 Pierce Road, 6th Floor
Itasca, IL 60143
Fax No.: 847-952-7079
Attention: President

If to the Company:	1347 Property Insurance Holdings, Inc.
1511 N. Westshore Blvd., Suite 870
Tampa, FL 33607
Fax No.: 813-579-6237
Attention: President

All notices and other communications shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, five days after being deposited in the mail (by registered or certified mail, postage prepaid), and (iii) if delivered by facsimile, when received.

13.              Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned or delegated by a Party, in whole or part, whether voluntarily, by operation of law, change of control or otherwise, without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

14.              Entire Agreement; Severability. This Agreement is the entire agreement of the Parties relating to the subject matter hereof, and the Parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. This Agreement replaces and supersedes any and all prior discussions and agreements that the Parties have had and have entered into with respect to the subject matter hereof. No amendment, waiver or modification of this Agreement shall be valid unless made in writing and signed by each of the Parties. If any provision of this Agreement shall, to any extent, now or hereafter be or become invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and every other provision of this Agreement shall be valid and enforceable, to the fullest extent permitted by law.

15.              Counterparts; Facsimiles. This Agreement may be executed in counterparts, each of which may be executed and delivered via facsimile or portable document format (.PDF) electronic delivery with the same validity as if it were an ink-signed document and each of which shall be effective and binding on the parties as of the date first set forth above. Each such counterpart shall be deemed an original and, when taken together with other signed counterparts, shall constitute one and the same Agreement.

16.              Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Performance Shares Grant Agreement on the date first written above.

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ Douglas N. Raucy
Name:	Douglas N. Raucy
Title:	President and Chief Executive Officer

1347 ADVISORS LLC

By:	/s/ William A. Hickey, Jr.
Name:	William A. Hickey, Jr.
Title:	Managing Director

[Signature Page to Performance Shares Grant Agreement]